CERTIFICATE OF SECRETARY




I, David P. Goss, certify that I am Assistant Secretary of FRANKLIN STRATEGIC SERIES (the "Trust").

As Assistant Secretary of the Trust, I further certify that the following resolution was adopted by a majority of the Trustees of the Trust present at a meeting held at 777 Mariners Island Boulevard, San Mateo, California 94404, on February 15, 2000.


            RESOLVED, that a Power of Attorney, substantially in the form of the Power of Attorney presented to this Board, appointing Harmon E. Burns, Deborah R. Gatzek, Mark H. Plafker, Karen L. Skidmore, Leiann Nuzum, Murray L.
            Simpson, Barbara J. Green and David P. Goss as attorneys-in-fact for the purpose of filing a registration statement on Form N-14, including all attachments and exhibits, and any amendments thereto, with the SEC to register the shares of California Growth Fund to be transferred to MidCap Growth Fund in connection with the reorganization, be executed by each Trustee and designated officer.


I declare under penalty of perjury that the matters set forth in this certificate are true and correct of my own knowledge.




                                                /S/ DAVID P. GOSS
                                                --------------------
Dated: FEBRUARY 15, 2000                        David P. Goss
                                                Assistant Secretary